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                                                                    EXHIBIT 10.1

                       DANNINGER MEDICAL TECHNOLOGY, INC.

                      1984 NON-STATUTORY STOCK OPTION PLAN


        1. PURPOSE. The purpose of this plan is to advance the interests of Danninger Medical Technology, Inc. (the "Company") by providing an opportunity to selected key employees and directors of the Company and its subsidiaries and to consultants, technical advisory committee members and others who may associate with the Company or its subsidiaries to purchase stock of the Company through the exercise of options granted under this Plan. By encouraging such stock ownership, the Company seeks to attract, retain and motivate employees, directors, consultants and other associates of training, experience and ability.

        2. EFFECTIVE DATE. This Plan shall become effective on April 26, 1984.

        3. STOCK SUBJECT TO THE PLAN. The shares that may be granted under this plan shall not exceed in the aggregate 75,000 shares of the no par value Common Stock of the Company. Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares may again be the subject of an option under the Plan. The shares delivered upon exercise of options under this Plan may, in whole or in part, be either authorized but unissued shares or issued shares reacquired by the Company.

        4. ADMINISTRATION. The Plan shall be administered by a committee (the "Stock Option Committee") consisting of two (2) or more members, who shall be eligible to participate in the Plan. The Stock Option Committee shall be appointed by and shall serve at the pleasure of the Board of Directors of the Company. Subject to the provisions of this Plan, said Committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration.

        5. ELIGIBLE EMPLOYEES, DIRECTORS, ETC. Options may be granted by the Board of Directors to such key employees or directors of the Company or any of its subsidiaries and to consultants, technical advisory committee members and others who may associate with the Company or its subsidiaries whether or not they are also employees of the Company.

        6. DURATION OF THE PLAN. The Plan shall terminate ten (10) years from the effective date of April 26, 1984, unless terminated earlier pursuant to paragraph 10 hereafter, and no options may be granted thereafter.

        7. TERMS AND CONDITIONS OF OPTIONS. Options granted under this Plan shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Stock Option Committee shall approve from time to time, which agreements shall include, but are not limited to, the following terms and conditions:

                (a) Price. Each option agreement shall specify the purchase price per share of stock payable upon the exercise of each option granted hereunder, as determined by the Board of Directors.

                (b) Number of Shares. Each option agreement shall specify the number of shares to which it pertains.

                (c) Exercise of Options. Each option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Board of Directors may determine at the time it grants such option; provided, however, that no option shall be exercisable with respect to any shares later than ten (10) years after the date of the grant of such option.

                (d) Notice of Exercise and Payment. An option shall be exercisable only by delivery of a written notice to the Stock Option Committee, any member of the Committee, the Company's Treasurer, or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of shares for which it is exercised. If said shares are not at the time effectively


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        registered under the Securities Act of 1933, as amended, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the shares are being purchased for the optionee's own account for investment and not with a view to distribution. Payment shall be made in full at the time of delivery to the optionee of a certificate or certificates covering the number of shares for which the option was exercised. Payment shall be made either by (i) cashier's or certified check, (ii) if permitted by a vote of the Board of Directors by delivery and assignment to the Company of shares of Company stock, or (iii) by a combination of (i) and (ii). The value of the Company stock for such purpose shall be its fair market value as of the date the option is exercised, as determined in accordance with the procedures to be established by the Stock Option Committee.

                (e) Non-Transferability. No option shall be transferable by the optionee otherwise than by will or the laws of descent or distribution, and each option shall be exercisable during his lifetime only by him.

                (f) Termination of Options. Each option shall terminate and may no longer be exercised if the optionee ceases for any reason to be an employee or director of the Company or a subsidiary, except that:

                    (i) if the optionee's employment or directorship shall have terminated for any reason other than cause, disability (as defined below) or death, he may at any time within a period of thirty (30) days after such termination of his employment or directorship exercise his option to the extent that the option was exercisable by him on the date of such termination;

                    (ii) if the optionee's employment or directorship shall have been terminated because of disability within the meaning of
                Section 105(d)(4) of the Internal Revenue Code (the "Code"), he may at any time within a period of one (1) year after such termination of his employment or directorship exercise his option to the extent that the option was exercisable by him on the date of such termination; and

                    (iii) if the optionee dies at a time when the option was
                exercisable by him, then his estate, personal representative or beneficiary to whom it has been transferred pursuant to paragraph 7(f) hereof may, at any time within a period of six
                (6) months following his death, exercise the option to the extent the option might have been exercised at the time of his death;

        provided, however, that no option may be exercised to any extent by anyone after the date of expiration of the option.

                (g) Rights as Shareholder. The optionee shall have no rights as a shareholder with respect to any shares covered by his option until the date of issuance of a stock certificate to him for such shares.

        8. STOCK DIVIDENDS; SPLITS; STOCK COMBINATION; RECAPITALIZATION. Appropriate adjustment shall be made in the maximum number of shares of Common Stock subject to the Plan and in the number, kind, and option price of shares covered by outstanding options granted hereunder to give effect to any stock dividends or other distribution, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the effective date of the Plan.

        9. MERGER; SALE OF ASSETS; DISSOLUTION. In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options granted hereunder and the price per share thereof shall be appropriately adjusted in such a manner as the Stock Option Committee may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. If the Company at any time should elect to dissolve, sell all or substantially all of its assets, undergo a reorganization, or merge or consolidate with any corporation and the Company is not the surviving corporation, then (unless in the case of a reorganization, merger, or consolidation the surviving corporation assumes the optionees' rights under the Plan or issues substantially equivalent substitute rights in place thereof) each optionee shall be notified of his right to exercise all outstanding options prior to any such dissolution, sale, reorganization,


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merger or consolidation. The failure to exercise such outstanding options within twenty (20) days of such notification shall cause the options to be terminated.

        10. TERMINATION OR AMENDMENT OF PLAN. The Board of Directors may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable, provided that no such termination or amendment shall adversely affect or impair any then outstanding option without the consent of the optionee holding such option.

        11. EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP. The establishment of the Plan shall in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company and the Optionee. Nothing contained in the Plan shall be construed as conferring upon any Optionee any right to continue in the employ of the Company.

        12. DEFINITIONS.

                (a) The term "key employees" means those executive, administrative, operational or managerial employees who are determined by the Stock Option Committee to be eligible for options under this Plan.

                (b) The term "optionee" means a key employee or a director to whom an option is granted under this Plan.

                (c) The term "parent" shall have for purposes of this Plan, the meaning ascribed to it under Section 425(e) of the Code.

                (d) The term "subsidiary" shall for purposes of this Plan, have the meaning ascribed to it under Section 425(f) of the Code.